Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT No. 1 (this “Amendment”) to the Amended And Restated Advisory Agreement, dated as of November 10, 2023, by and among Invesco Real Estate Income Trust Inc., a Maryland corporation (the “Company”), Invesco REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and Invesco Advisers, Inc., a Delaware corporation (the “Adviser”) (the “Advisory Agreement”), is entered into as of April 24, 2024, by and among the Company, the Operating Partnership and the Adviser. Capitalized terms used herein shall have the meanings ascribed to them in the Advisory Agreement

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership and the Adviser desire to enter into this Amendment to make certain modifications to the Advisory Agreement related to the nomination of directors;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1.Amendment to Advisory Agreement. Section 9 of the Advisory Agreement shall be amended as follows (language that has been added is double underlined):

9. RELATIONSHIP WITH DIRECTORS AND OFFICERS. Subject to Section 7 and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, officer or employee of the Adviser or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirement set forth in the Charter. For so long as this Agreement is in effect, the Adviser shall have the right to nominate, subject to the approval of such nomination by the Board, two Directors who are Affiliated with the Adviser to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of the Directors being Independent Directors.

2.No Other Amendments. Except as expressly set forth herein, the Advisory Agreement remains in full force and effect, as amended hereby.

3.Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties hereto need not sign the same counterpart. The parties may sign this Amendment in the original, by facsimile, by .PDF or by any other generally acceptable electronic means.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.
Invesco Real Estate Income Trust Inc.

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Invesco REIT Operating Partnership LP

By: Invesco Real Estate Income Trust Inc.

Its: General Partner

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Chief Operating Officer

Invesco Advisers, Inc.

By: /s/ Beth A. Zayicek
Name: Beth A. Zayicek
Title: Vice President